MSB Financial Corp to Pay $0.50 Special Dividend
Released: 8/06/2019
Millington, N.J. - MSB Financial Corp., (the “Company”) (Nasdaq: MSBF), the holding company for Millington Bank, announced today that its Board of Directors has declared a special cash dividend of $0.50 per share on its outstanding common stock, payable on or about September 10, 2019 to stockholders of record as of the close of business on August 28, 2019.
The Company is the holding company for Millington Bank which operates through four branches located in Morris and Somerset Counties, New Jersey.

Contact:	Michael A. Shriner, President & CEO
(908) 458-4002
mshriner@millingtonbank.com